EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

SenoRx, Inc.

We consent to the use in this Registration Statement on Form S-1 of our report dated May 24, 2006 relating to the financial statements of SenoRx, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/    DELOITTE & TOUCHE LLP

Costa Mesa, California

May 24, 2006